                   CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                               FLEXIBLE PREMIUM

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                   ISSUED BY

                         Lincoln Benefit Life Company

                              IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 5801 SW 6th Ave., Topeka, KS 66606-0001

            MAILING ADDRESS: P.O. Box 758561, Topeka, KS 66675-8566

                       Telephone Number: 1-800-457-7617

                          Fax Number: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit Life no longer offers this Contract. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty investment options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

 AIM Variable Insurance Funds (Series   Oppenheimer Variable Account Funds
 I)                                     (Service Shares)

 The Alger American Fund (Class O)      Premier VIT

 DWS Variable Series I (Class A)        PIMCO Variable Insurance Trust
                                        (Administrative Shares)
 DWS Variable Series II (Class A)
                                        Putnam Variable Trust (Class IB)
 Federated Insurance Series
                                        T. Rowe Price Equity Series, Inc. (I)
 Fidelity(R) Variable Insurance
 Products (Initial Class)               T. Rowe Price International Series,
                                        Inc. (I)
 Janus Aspen Series (Institutional
 Shares and Service Shares)             The Universal Institutional Funds,
                                        Inc. (Class I)
 Legg Mason Partners Variable Equity
 Trust (Class I)                        Van Kampen Life Investment Trust
                                        (Class II)
 MFS(R) Variable Insurance Trust(SM)
 (Initial Class)                        Wells Fargo Variable Trust Funds

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The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2009.

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Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

                               1     PROSPECTUS

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2009. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 46 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

Please read this prospectus carefully and retain it for your future reference.

                               2     PROSPECTUS

Table of Contents
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      Definitions                                                       4
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      Fee Tables                                                        5
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      Questions and Answers About Your Contract                         7
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      Condensed Financial Information                                  11
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      Description of the Contracts                                     11
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         Summary                                                       11
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         Contract Owner                                                11
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         Annuitant                                                     11
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         Modification of the Contract                                  11
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         Assignment                                                    11
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         Free Look Period                                              11
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      Purchases and Contract Value                                     12
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         Minimum Purchase Payment                                      12
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         Automatic Payment Plan                                        12
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         Allocation of Purchase Payments                               12
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         Contract Value                                                12
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         Separate Account Accumulation Unit Value                      12
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         Transfer During Accumulation Period                           13
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         Market Timing & Excessive Trading                             13
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         Trading Limitations                                           13
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         Automatic Dollar Cost Averaging Program                       14
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         Portfolio Rebalancing                                         15
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      The Investment and Fixed Account Options                         16
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         Separate Account Investments                                  16
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           The Portfolios                                              16
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           Voting Rights                                               19
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           Additions, Deletions, and Substitutions of Securities       19
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         The Fixed Account                                             19
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           General                                                     19
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           Guaranteed Maturity Fixed Account Option                    20
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           Market Value Adjustment                                     21
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           Dollar Cost Averaging Fixed Account Option                  21
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      Annuity Benefits                                                 22
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         Annuity Date                                                  22
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         Annuity Options                                               22
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         Other Options                                                 23
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         Annuity Payments: General                                     23
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         Variable Annuity Payments                                     23
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         Fixed Annuity Payments                                        23
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         Transfers During the Annuity Period                           24
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            Death Benefit During Annuity Period                    24
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            Certain Employee Benefit Plans                         24
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         Other Contract Benefits                                   24
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            Death Benefit                                          24
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            Beneficiary                                            28
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            Contract Loans for 403(b) Contracts                    28
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            Withdrawals (Redemptions)                              30
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            Systematic Withdrawal Program                          30
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            ERISA Plans                                            31
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            Minimum Contract Value                                 31
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         Contract Charges                                          31
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            Mortality and Expense Risk Charge                      31
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            Administrative Charges                                 31
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              Contract Maintenance Charge                          31
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              Administrative Expense Charge                        32
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              Transfer Fee                                         32
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            Sales Charges                                          32
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            Premium Taxes                                          33
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            Deduction for Separate Account Income Taxes            34
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            Other Expenses                                         34
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         Taxes                                                     35
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            Taxation of Lincoln Benefit Life Company               35
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            Taxation of Variable Annuities in General              35
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            Income Tax Withholding                                 38
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            Tax Qualified Contracts                                38
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         Description of Lincoln Benefit Life Company and the
          Separate Account                                         43
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            Lincoln Benefit Life Company                           43
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            Separate Account                                       43
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            State Regulation of Lincoln Benefit                    43
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            Financial Statements                                   44
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         Administration                                            44
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         Distribution of Contracts                                 44
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         Legal Proceedings                                         44
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         Legal Matters                                             44
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         Annual Reports and Other Documents                        44
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         Registration Statement                                    45
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         Table of Contents of Statement of Additional Information  46
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         Appendix A Accumulation Unit Values                       47
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         Appendix B Illustration of a Market Value Adjustment      72
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This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than as contained in this Prospectus.

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                               3     PROSPECTUS

DEFINITIONS
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Please refer to this list for the meaning of the following terms:

Accumulation Period - The period, beginning on the Issue Date, during which Contract Value builds up under Your Contract.

Accumulation Unit - A unit of measurement which we use to calculate Contract Value.

Annuitant - The living person on whose life the annuity benefits under a Contract are based.

Annuitization - The process to begin annuity payments under the Contract.

Annuitized Value - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

Annuity Date - The date on which annuity payments are scheduled to begin.

Annuity Period - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

Annuity Unit - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

Beneficiary(ies) - The person(s) designated to receive any death benefits under the Contract.

Company ("We," "Us," "Our," "Lincoln Benefit") - Lincoln Benefit Life Company.

Contract Anniversary - Each anniversary of the Issue Date.

Contract Owner ("You," "Your") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

Contract Value - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

Contract Year - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

Contribution Year - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Sub-Account, or each anniversary of that date.

Fixed Account - The portion of the Contract Value allocated to Our general account.

Fixed Annuity - A series of annuity payments that are fixed in amount.

Guarantee Periods - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

Issue Date - The date when the Contract becomes effective.

Latest Annuity Date - The latest date by which you must begin annuity payments under the Contract.

Loan Account - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

Market Value Adjustment - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

Net Investment Factor - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Sub-Account.

Non-Qualified Plan - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

Portfolio(s) - The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Purchase Payments - Amounts paid to Us as premium for the Contract by you or on Your behalf.

Qualified Plan - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

Separate Account - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

Sub-Account - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

Surrender Value - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

Tax Code - The Internal Revenue Code of 1986, as amended.

Treasury Rate - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

Valuation Date - Each day the New York Stock Exchange is open for business.

Valuation Period - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

Variable Annuity - A series of annuity payments that vary in amount based on changes in the value of the Sub- Accounts to which Your Contract Value has been allocated.

Withdrawal Charge - The contingent deferred sales charge that may be required upon some withdrawals.

                               4     PROSPECTUS

Fee Tables
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The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

                      CONTRIBUTION YEAR APPLICABLE CHARGE
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8 +              0%

TRANSFER FEE (Applies solely to the second and subsequent transfers
within a calendar month. We are currently waiving the transfer fee)    $ 10.00

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                     $35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate Account)
Base Contract (without optional riders)
 Mortality and Expense Risk Charge                                      1.15%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.25%
Base Contract (with Enhanced Death Benefit Rider)
 Mortality and Expense Risk Charge                                      1.35%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.45%
Base Contract (with Enhanced Income Benefit Rider)
 Mortality and Expense Risk Charge                                      1.50%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
 Mortality and Expense Risk Charge                                      1.55%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
 Mortality and Expense Risk Charge                                      1.70%
 Administrative Expense Charge                                           0.10
                                                                       ------
 Total Separate Account Annual Expenses                                 1.80%

The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses is contained in the prospectus for each Portfolio.

                                                              Minimum  Maximum
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 Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include
 management fees, distribution and/or service (12b-1) fees,
 and other expenses) (without waivers or reimbursements)      0.10%    1.91%
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(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2008.

                               5     PROSPECTUS

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   Invested $10,000 in the Contract for the time periods indicated,

..   earned a 5% annual return on your investment,

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

..   elected the Enhanced Death and Income Benefit Riders II (with total
    Separate Account expenses of 1.80%).

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                  1 Year 3 Years 5 Years 10 Years
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Costs Based on Maximum Annual Portfolio Expenses  $1,010 $1,765  $2,533   $4,301
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Costs Based on Minimum Annual Portfolio Expenses  $  825 $1,215  $1,628   $2,554
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Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                  1 Year 3 Years 5 Years 10 Years
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Costs Based on Maximum Annual Portfolio Expenses   $415  $1,255  $2,108   $4,301
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Costs Based on Minimum Annual Portfolio Expenses   $230  $  705  $1,203   $2,554
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Explanation of Expense Examples

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. Examples 1 and 2 assume the election of the Enhanced Death and Income Benefit Riders II (total Separate Account expenses of 1.80%). If these riders were not elected, the expense figures shown would be slightly lower. The Examples reflect the Free Withdrawal amounts, if any, and an annual Contract maintenance charge of $35.

                               6     PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. What is the Contract?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. What Annuity Options does the Contract offer?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..   a life annuity with payments guaranteed for zero to thirty years;

..   a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

..   fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. How do I buy a Contract?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contact Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. What are my investment choices under the Contract?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in "The Investment and Fixed Account Options: Separate Account Investments."

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. What is the Fixed Account option?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may

                               7     PROSPECTUS
not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. What are my expenses under the Contract?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

                               8     PROSPECTUS

Transfer Fee. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                      Contribution Year Applicable Charge
                      ----------------- -----------------
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8+               0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

   (a)  the greater of:
   . earnings not previously withdrawn; or
   . 15% of your total Purchase Payments made in the most recent seven years;
   plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;
2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. How will my investment in the Contract be taxed?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. Do I have access to my money?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. What is the Death Benefit?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit,

                               9     PROSPECTUS
the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. What else should I know?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11. Who can I contact for more information?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565, or call us at (800) 457-7617.

                               10     PROSPECTUS

CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 1999 through 2008. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The Separate Account's financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2008, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2008, are included in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS
Summary. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

Contract Owner. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

Annuitant. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

Modification of the Contract. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

Assignment. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

Because of the potential tax consequences and ERISA issues arising from an assignment, you should consult with an attorney before trying to assign your Contract.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During

                               11     PROSPECTUS
that time, we will allocate your Purchase Payment to the Fidelity Money Market Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE
Minimum Purchase Payment. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

Automatic Payment Plan. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

Allocation of Purchase Payments. Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub- Account by that Sub-Account's Accumulation Unit Value on the Valuation Date when the allocation occurs.

Contract Value. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

Separate Account Accumulation Unit Value. As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 27. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and

                               12     PROSPECTUS

Qualified Plans, respectively, within each Sub-Account. We determine the Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

Transfer During Accumulation Period. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 21.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 5, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone,

                               13     PROSPECTUS
facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

Automatic Dollar Cost Averaging Program. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money

                               14     PROSPECTUS

Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Sub-Account with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Sub-Account. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

Portfolio Rebalancing. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub- Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                               15     PROSPECTUS

The Investment and Fixed Account Options
--------------------------------------------------------------------------------
Separate Account Investments

The Portfolios. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub- Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.


Portfolio                                Each Portfolio Seeks                                   Investment Adviser
------------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I     Long-term growth of capital                            Invesco A I M Advisors,
                                                                                                Inc. (1) Sub-adviser: Invesco
                                                                                                Trimark Investment
                                                                                                Management Inc.; Invesco
                                                                                                Global Asset Management
                                                                                                (N.A.), Inc.; Invesco
                                                                                                Institutional (N.A.), Inc.;
                                                                                                Invesco Senior Secured
                                                                                                Management, Inc.; Invesco
                                                                                                Hong Kong Limited; Invesco
                                                                                                Asset Management Limited;
                                                                                                Invesco Asset Management
                                                                                                (Japan) Limited; Invesco
                                                                                                Asset Management
                                                                                                Deutschland, GmbH; and
                                                                                                Invesco Australia Limited
------------------------------------------------------------------------------------------------------------------------------
The Alger American Fund
------------------------------------------------------------------------------------------------------------------------------
Alger American LargeCap Growth           Long-term capital appreciation
 Portfolio - Class O
------------------------------------------------------------------------------------------------
Alger American Income & Growth           To provide a high level of dividend income. Its
 Portfolio - Class O                      secondary goal is to provide capital appreciation.    Fred Alger Management, Inc.
------------------------------------------------------------------------------------------------
Alger American Capital Appreciation      Long-term capital appreciation
Portfolio - Class O
------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio   Long-term capital appreciation
 - Class O
------------------------------------------------------------------------------------------------
Alger American SmallCap Growth           Long-term capital appreciation
 Portfolio - Class O
------------------------------------------------------------------------------------------------
DWS Variable Series I
------------------------------------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A                   To maximize total return consistent with preservation
                                          of capital and prudent investment management, by
                                          investing for both current income and capital
                                          appreciation                                          Deutsche Investment
------------------------------------------------------------------------------------------------Management Americas Inc.
DWS Global Opportunities VIP - Class A   Above-average capital appreciation over the long
                                          term
------------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A        Long-term growth of capital, current income and
                                          growth of income
------------------------------------------------------------------------------------------------
DWS International VIP - Class A          Long-term growth of capital primarily through
                                          diversified holdings of marketable foreign equity
                                          investments
------------------------------------------------------------------------------------------------
DWS Variable Series II
------------------------------------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A               High total return, a combination of income and         Deutsche Investment
                                          capital appreciation                                  Management Americas Inc.
------------------------------------------------------------------------------------------------------------------------------
Federated Insurance Series
------------------------------------------------------------------------------------------------------------------------------
Federated Capital Income Fund II         High current income and moderate capital               Federated Equity
                                          appreciation                                          Management Company of
                                                                                                Pennsylvania
------------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government       Current income
 Securities II                                                                                  Federated Investment
------------------------------------------------------------------------------------------------Management Company
Federated High Income Bond Fund II       High current income
------------------------------------------------------------------------------------------------

                               16     PROSPECTUS


Portfolio                                Each Portfolio Seeks                                     Investment Adviser
---------------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager(SM)           High total return with reduced risk over the long
 Portfolio - Initial Class                term by allocating its assets among stocks, bonds,
                                          and short-term instruments.
--------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation.
 Initial Class
--------------------------------------------------------------------------------------------------Fidelity Management &
Fidelity VIP Equity-Income Portfolio -   Reasonable Income. The fund will also consider the       Research Company
 Initial Class                            potential for capital appreciation. The funds goal is
                                          to achieve a yield which exceeds the composite
                                          yield on the securities comprising the Standard &
                                          Poors 500(SM) Index (S&P 500(R) ).
--------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial  To achieve capital appreciation.
 Class
--------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -       Investment results that correspond to the total return
 Initial Class                            of common stocks publicly traded in the United
                                          States, as represented by the Standard & Poors
                                          500(SM) Index (S&P 500(R) ).
--------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -    As high a level of current income as is consistent with
 Initial Class                            preservation of capital and liquidity.
--------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio -        Long-term growth of capital.
 Initial Class
--------------------------------------------------------------------------------------------------
Janus Aspen Series
---------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio -  Long-term capital growth, consistent with
 Institutional Shares                     preservation of capital and balanced by current
                                          income.
--------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond         To obtain maximum total return, consistent with
 Portfolio - Institutional Shares         preservation of capital.                                Janus Capital Management
--------------------------------------------------------------------------------------------------LLC
Janus Aspen Series Overseas Portfolio -  Long-term growth of capital.
 Service Shares (formerly named Janus
 Aspen Series International Growth
 Portfolio - Service Shares)
--------------------------------------------------------------------------------------------------
Janus Aspen Series Janus Portfolio -     Long-term growth of capital in a manner consistent
 Institutional Shares (formerly named     with the preservation of capital.
 Janus Aspen Series Large Cap Growth
 Portfolio - Institutional Shares)
--------------------------------------------------------------------------------------------------
Janus Aspen Series Janus Enterprise      Long-term growth of capital
 Portfolio - Institutional Shares
 (formerly named Janus Aspen Series Mid
 Cap Growth Portfolio - Institutional
 Shares)
--------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Portfolio   Long-term growth of capital in a manner consistent
 - Institutional Shares (formerly named   with the preservation of capital.
 Janus Aspen Series Worldwide Growth
 Portfolio - Institutional Shares)
--------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Equity
 Trust
---------------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors   Long-term growth of capital with current income as a     Legg Mason Partners Fund
 Portfolio - Class I                      secondary objective                                     Advisor, LLC
---------------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust(SM)
---------------------------------------------------------------------------------------------------------------------------
MFS Growth Series - Initial Class        Capital appreciation
--------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial     Capital appreciation
 Class
--------------------------------------------------------------------------------------------------MFS(TM) Investment
MFS New Discovery Series - Initial Class Capital appreciation                                     Management
--------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class      Capital appreciation
--------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class  Total return
--------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap        Capital appreciation.                                    OppenheimerFunds, Inc.
 Fund(R) /VA - Service Shares
---------------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
---------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.   Maximum total return, consistent with preservation
 Dollar- Hedged) - Administrative Shares  of capital and prudent investment management.           Pacific Investment
--------------------------------------------------------------------------------------------------Management Company LLC
PIMCO VIT Total Return Portfolio -       Maximum total return, consistent with preservation
 Administrative Shares                    of capital and prudent investment management.
--------------------------------------------------------------------------------------------------

                               17     PROSPECTUS


Portfolio                                Each Portfolio Seeks                                 Investment Adviser
---------------------------------------------------------------------------------------------------------------------------
Premier VIT
---------------------------------------------------------------------------------------------------------------------------
Premier VIT NACM Small Cap               The Small Cap Portfolio invests at least 80% of its  OpCap Advisors LLC
 Portfolio (formerly named Premier VIT    net assets, plus the amount of any borrowing for
 OpCap Small Cap Portfolio)               investment purposes, in stocks and from a universe  Sub-advisor: Nicholas-
                                          of companies listed on U.S. exchanges with small    Applegate Capital
                                          market capitalization, generally corresponding to   Management LLC
                                          the capitalization range between the 5th to the
                                          95th percentile of the Russell 2000 Index as
                                          measured at the time of purchase (i.e., a market
                                          capitalization of between approximately $300
                                          million and approximately $2.3 billion as of
                                          August 31, 2008)
---------------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust
---------------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and       Capital growth. Current income is a secondary        Putnam Investment
 Income Fund - Class IB                   objective.                                          Management, LLC
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio -  Substantial dividend income as well as long-term
 I                                        growth of capital.
----------------------------------------------------------------------------------------------T. Rowe Price Associates,
T. Rowe Price Mid-Cap Growth Portfolio   Long-term capital appreciation                       Inc.
 - I (2)
----------------------------------------------------------------------------------------------
T. Rowe Price New America Growth         Long-term growth of capital
 Portfolio - I
----------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock        Long-term growth of capital                          T. Rowe Price International,
 Portfolio - I                                                                                Inc.
---------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio,        Above-average total return over a market cycle of    Morgan Stanley Investment
 Class I                                  three to five years by investing in common stocks   Management, Inc. (3)
                                          and other equity securities.
---------------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
---------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth            Capital growth
 Portfolio, Class II                                                                          Van Kampen Asset
----------------------------------------------------------------------------------------------Management
Van Kampen LIT Growth and Income         Long-term growth of capital and income.
 Portfolio, Class II
----------------------------------------------------------------------------------------------
Wells Fargo Variable Trust Funds
---------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund  Long-term capital appreciation.                      Wells Fargo Funds
                                                                                              Management, LLC

----------------------------------------------------------------------------------------------Sub-advisor: Wells Capital
Wells Fargo Advantage VT Opportunity     Long-term capital appreciation.                      Management Incorporated
 Fund(SM)
----------------------------------------------------------------------------------------------

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance

                               18     PROSPECTUS
separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

Voting Rights. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

Additions, Deletions, and Substitutions of Securities. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Sub-Accounts:

   (a) to operate the Separate Account in any form permitted by law;

   (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

   (c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

   (d) to add, combine, or remove Sub-Accounts in the Separate Account; and

   (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

The Fixed Account

General. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-457-7617 for current information.

                               19     PROSPECTUS

Guaranteed Maturity Fixed Account Option. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                        Example
                        Purchase Payment       $ 10,000
                        Guarantee Period        5 years
                        Effective Annual Rate      4.50%

                                                         End of Contact Year
                                        ------------------------------------------------------
                                          Year 1     Year 2     Year 3     Year 4     Year 5
----------------------------------------------------------------------------------------------
Beginning Contract Value                $10,000.00
  X (1 + Effective Annual Rate)           X  1.045
                                        ----------
                                        $10,450.00

Contract Value at end of Contract Year             $10,450.00
  X (1 + Effective Annual Rate)                      X  1.045
                                                   ----------
                                                   $10,920.25

Contract Value at end of Contract Year                        $10,920.25
  X (1 + Effective Annual Rate)                                 X  1.045
                                                              ----------
                                                              $11,411.66

Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Effective Annual Rate)                                            X  1.045
                                                                         ----------
                                                                         $11,925.19

Contract Value at end of Contract Year                                              $11,925.19
  X (1 + Effective Annual Rate)                                                       X  1.045
                                                                                    ----------
                                                                                    $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

Note:This example assumes no withdrawals during the entire five-year Guarantee
     Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800- 457-7617.

We will determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

                               20     PROSPECTUS

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

Market Value Adjustment. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 20;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

Dollar Cost Averaging Fixed Account Option. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub- Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 14 of this prospectus.

                               21     PROSPECTUS

ANNUITY BENEFITS
Annuity Date. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..   the year of your separation from service; or

..   April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

Annuity Options. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..   Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..   Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..   a Fixed Annuity;

..   a Variable Annuity; or

..   a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

Option A: Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option B: Joint and Survivor Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option C: Payments For A Specified Period Certain Of 5 Years To 30 Years. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..   the investment results of the Sub-Accounts you have selected,

..   the Contract Value at the time you elected annuitization, and

..   the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may

                               22     PROSPECTUS
surrender your Contract for a lump sum. As described on page 30 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

Other Options. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

Annuity Payments: General. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page 23.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

You may not withdraw Contract Value during the Annuity Period, if we are making payments to you under any Annuity Option, such as Option A or B above, involving payment to the payee for life or any combination of payments for life and minimum guarantee period for a predetermined number of years.

Variable Annuity Payments. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

Fixed Annuity Payments. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.

                               23     PROSPECTUS

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

Transfers During The Annuity Period. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

Death Benefit During Annuity Period. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Certain Employee Benefit Plans. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS
Death Benefit: General.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

   (a) any Owner dies; or

   (b) any Annuitant dies and the Owner is a non-living person.

Due Proof of Death. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..   a certified original copy of the Death Certificate;

..   a certified copy of a court decree as to the finding of death; or

..   a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

Death Proceeds. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

Death Benefit Amount. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

                               24     PROSPECTUS

As described on page 27, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

Death Benefit Payments

1. If your spouse is the sole beneficiary:

   (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

   (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

   (b) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Sub-Accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

   (c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

                               25     PROSPECTUS

   (b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

Enhanced Death Benefit Rider: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

Enhanced Income Benefit Rider: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

Enhanced Income Benefit A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

..   When you make a Purchase Payment, we will increase the Enhanced Income
    Benefit A by the amount of your Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

..   On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the

                               26     PROSPECTUS

  Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

Enhanced Income Benefit B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

   (a) the date we determine the income benefit;

   (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

   (a) is the withdrawal amount;

   (b) is the Contract Value immediately prior to the withdrawal;

   (c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

Enhanced Death and Income Benefit Rider II:   When you purchase your Contract
and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death and Income Benefit Rider. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age
90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death Benefit A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

..   When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..   On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of

                               27     PROSPECTUS
  the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

Enhanced Death Benefit B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

   (a) the date we determine the death benefit,

   (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

   (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

Beneficiary. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..   your spouse if he or she is still alive; or, if he or she is no longer alive,

..   your surviving children equally; or if you have no surviving children,

..   your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

Contract Loans For 403(b) Contracts. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be

                               28     PROSPECTUS
greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

   (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

   (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

                               29     PROSPECTUS

Withdrawals (Redemptions). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 21.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The
Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 31. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax
Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code;

5) or in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain
Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

Systematic Withdrawal Program. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the

                               30     PROSPECTUS
enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA Plans. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

Minimum Contract Value. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES
We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 5, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

Mortality and Expense Risk Charge. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 24.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

Administrative Charges.

Contract Maintenance Charge. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we

                               31     PROSPECTUS
will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

Administrative Expense Charge. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

Transfer Fee. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

Sales Charges.

Withdrawal Charge. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                        WITHDRAWAL CHARGE
                      CONTRIBUTION YEAR    PERCENTAGE
                      First and Second          7%
                      Third and Fourth          6%
                           Fifth                5%
                           Sixth                4%
                          Seventh               3%
                      Eighth and later          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

Second. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described on page 33;

Fourth. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..   on annuitization;

..   the payment of a Death Benefit;

..   a free withdrawal amount, as described on page 33;

..   certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 42;

..   withdrawals taken to satisfy IRS minimum distribution rules;

..   withdrawals that qualify for one of the waiver benefits described on pages
    33-34; and

..   withdrawal under Contracts issued to employees of Lincoln Benefit Life
    Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge

                               32     PROSPECTUS
does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 35. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Free Withdrawal. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

.. In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..  Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page 35.

Waiver Benefits

General. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

Confinement Waiver Benefit. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

Terminal Illness Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

Unemployment Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

Waiver of Withdrawal Charge For Certain Qualified Plan Withdrawals. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800- 457-7617.

Premium Taxes. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when

                               33     PROSPECTUS
annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

Deduction For Separate Account Income Taxes. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

Other Expenses. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                               34     PROSPECTUS

Taxes
--------------------------------------------------------------------------------

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Separate Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of

                               35     PROSPECTUS
the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a

                               36     PROSPECTUS

  Contract owned by a non-natural person will be treated as the death of the Contract Owner.

We administer certain spousal rights under the Contract and related tax reporting in accordance with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your Contract is issued, we may offer certain spousal benefits to civil union couples or same-sex marriage spouses. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the Contract upon the death of the first partner under the Contract's "spousal continuance" provision. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the Contract.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective June 30, 2008, a partial exchange, of a deferred annuity contract for another deferred annuity contract, will qualify for tax-deferral only if no amount is withdrawn or surrendered from either contract for a period of 12 months. The 12 month period begins on the date when exchange proceeds are treated as premiums paid for the recipient contract. Withdrawals from, annuitizations, taxable Owner or Annuitant changes, or surrenders of either contract within the 12 month period will retroactively negate the partial exchange, unless one of the following applies:

..   the contact owner reaches 59 1/2, becomes totally disabled, dies, obtains a divorce or suffers a loss of employment after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change, or surrender;

..   if the annuity is owned by an entity, the annuitant dies after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change or surrender;

..   the withdrawal is allocable to investment in the Contract before August 14,
    1982; or,

..   the annuity is a qualified funding asset within the meaning of Code section
    130(d).

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

                               37     PROSPECTUS

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified

                               38     PROSPECTUS

Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor. Note that under the Worker, Retiree and Employer Recovery Act, Required Minimum Distributions are suspended for 2009 and are scheduled to resume in 2010.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs)

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during

                               39     PROSPECTUS
  the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

Note that under the Worker, Retiree and Employer Recovery Act of 2008, required minimum distributions are suspended for 2009. Such payments are not considered to be eligible rollover distributions, and thus, not subject to 20% withholding. But, these payments can be rolled over to an IRA or other retirement plan within 60 days of receipt by the participant.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Emergency Economic Stabilization Act of 2008 extended this provision for two years.

For distributions in tax years beginning after 2005 and before 2010, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

                               40     PROSPECTUS

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective
January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of

                               41     PROSPECTUS

March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Caution: Under recent IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

                               42     PROSPECTUS

Description of Lincoln Benefit Life Company and the Separate Account
--------------------------------------------------------------------------------

Lincoln Benefit Life Company

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 S. 84th Street , Lincoln, NE 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business, including that of its subsidiary Lincoln Benefit. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

Separate Account. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub- Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional Information on page 46.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected

                               43     PROSPECTUS
periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

ADMINISTRATION
We have primary responsibility for all administration of the Contracts and the Separate Account. Pursuant to the Agreement, we will enter into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

Our mailing address is P.O. Box 758561, Topeka, KS 66675-8561.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ALFS have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS
All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Susan L. Lees, General Counsel of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS
Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2008, is incorporated herein by reference, which means that it is legally a part of this prospectus.

All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding

                               44     PROSPECTUS
registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001 . For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565 or 800-865-5237.

REGISTRATION STATEMENT
We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                               45     PROSPECTUS

Table of Contents of Statement of Additional Information

                                                                  Page
          ------------------------------------------------------------
          The Contract
          ------------------------------------------------------------
             Annuity Payments
          ------------------------------------------------------------
             Initial Monthly Annuity Payment
          ------------------------------------------------------------
             Subsequent Monthly Payments
          ------------------------------------------------------------
             Transfers After Annuity Date
          ------------------------------------------------------------
             Annuity Unit Value
          ------------------------------------------------------------
          Illustrative Example of Annuity Unit Value Calculation
          ------------------------------------------------------------
          Illustrative Example of Variable Annuity Payments
          ------------------------------------------------------------
          Experts
          ------------------------------------------------------------
          Financial Statements
          ------------------------------------------------------------

                               46     PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------

                           Accumulation Unit Values

The name of the following Sub-Accounts changed since December 31, 2008. The name shown in the tables of Accumulation Units correspond to the name of the Sub-Accounts as of December 31, 2007:

               Sub-Account Name as of
               December 31, 2008 (as
              appears in the following
               tables of Accumulation    Sub-Account Name as of
                    Unit Values)              May 1, 2009
              ---------------------------------------------------
              Janus Aspen Series        Janus Aspen Series
                International Growth    Overseas Portfolio -
                Portfolio - Service     Service Shares
                Shares
              Janus Aspen Series Large  Janus Aspen Series Janus
                Cap Growth Portfolio -  Portfolio -
                Institutional Shares    Institutional Shares
              Janus Aspen Series Mid    Janus Aspen Series Janus
                Cap Growth Portfolio -    Enterprise Portfolio -
                Institutional Shares      Institutional Shares
              Janus Aspen Series        Janus Aspen Series
                Worldwide Growth          Worldwide Portfolio -
                Portfolio -               Institutional Shares
                Institutional Shares
              Premier VIT OpCap Small   Premier VIT NACM Small
                Cap Portfolio -         Cap Portfolio - Initial
                Initial Class           Class

On April 24, 2009, the Premier VIT OpCap Balanced Portfolio liquidated and the Sub-Account is no longer available for investment. However, accumulation unit values for the Sub-Account are included in the tables below because the Sub-Account was available as of December 31, 2008.

On April 30, 2009, the Ridgeworth Classic Large Cap Growth Stock Fund and the Ridgeworth Classic Large Cap Value Equity Fund liquidated and the Sub-Accounts are no longer available for investment. However, accumulation unit values for the Sub-Accounts are included in the tables below because the Sub-Accounts were available as of December 31, 2008.

                               47     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                                Number of
                                                                     Accumulation Accumulation    Units
                                                        For the Year  Unit Value   Unit Value  Outstanding
                                                           Ending    at Beginning    at End      at End
Sub Accounts                                            December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund--Series I
                                                            2004       $10.000      $10.821       269,780
                                                            2005       $10.821      $11.301       253,928
                                                            2006       $11.301      $12.634       235,944
                                                            2007       $12.634      $12.669       199,610
                                                            2008       $12.669       $6.034       176,998
----------------------------------------------------------------------------------------------------------
Alger American LargeCap Growth Portfolio--Class O
                                                            1999       $11.930      $15.750       624,209
                                                            2000       $15.750      $13.260     1,121,843
                                                            2001       $13.260      $11.540       996,256
                                                            2002       $11.540       $7.640       734,340
                                                            2003        $7.640      $10.198       807,544
                                                            2004       $10.198      $10.625       719,914
                                                            2005       $10.625      $11.756       607,853
                                                            2006       $11.756      $12.208       452,187
                                                            2007       $12.208      $14.460       340,976
                                                            2008       $14.460       $7.689       252,531
----------------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio--Class O
                                                            1999       $11.500      $16.170       402,339
                                                            2000       $16.170      $15.770       853,586
                                                            2001       $15.770      $13.340       888,850
                                                            2002       $13.340       $9.078       781,602
                                                            2003        $9.078      $11.641       775,012
                                                            2004       $11.641      $12.398       686,795
                                                            2005       $12.398      $12.665       553,769
                                                            2006       $12.665      $13.673       412,877
                                                            2007       $13.673      $14.870       289,123
                                                            2008       $14.870       $8.889       189,627
----------------------------------------------------------------------------------------------------------
Alger American Capital Appreciation Portfolio--Class O
                                                            1999       $12.810      $22.520       276,291
                                                            2000       $22.520      $16.720       682,579
                                                            2001       $16.720      $13.880       560,418
                                                            2002       $13.880       $9.061       474,441
                                                            2003        $9.061      $12.055       518,914
                                                            2004       $12.055      $12.881       454,884
                                                            2005       $12.881      $14.559       380,525
                                                            2006       $14.559      $17.148       318,953
                                                            2007       $17.148      $22.613       307,354
                                                            2008       $22.613      $12.252       182,353

                               48     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio--Class O
                                                     1999       $11.600      $15.100      133,411
                                                     2000       $15.100      $16.280      613,187
                                                     2001       $16.280      $15.030      515,103
                                                     2002       $15.030      $10.457      410,450
                                                     2003       $10.457      $15.264      559,837
                                                     2004       $15.264      $17.040      571,188
                                                     2005       $17.040      $18.482      583,687
                                                     2006       $18.482      $20.104      495,198
                                                     2007       $20.104      $26.119      395,122
                                                     2008       $26.119      $10.741      307,529
---------------------------------------------------------------------------------------------------
Alger American SmallCap Growth--Class O
                                                     1999       $11.310      $16.020       77,078
                                                     2000       $16.020      $11.520      249,260
                                                     2001       $11.520       $8.020      328,999
                                                     2002        $8.020       $5.842      283,731
                                                     2003        $5.842       $8.212      468,871
                                                     2004        $8.212       $9.454      355,278
                                                     2005        $9.454      $10.913      404,918
                                                     2006       $10.913      $12.935      399,147
                                                     2007       $12.935      $14.976      268,659
                                                     2008       $14.976       $7.898      187,715
---------------------------------------------------------------------------------------------------
DWS Balanced VIP--Class A
                                                     2005       $10.000      $10.602      449,167
                                                     2006       $10.602      $11.543      346,262
                                                     2007       $11.543      $11.950      249,164
                                                     2008       $11.950       $8.576      165,654
---------------------------------------------------------------------------------------------------
DWS Bond VIP--Class A
                                                     1999       $10.190       $9.970      123,093
                                                     2000        $9.970      $10.880      155,500
                                                     2001       $10.880      $11.360      507,663
                                                     2002       $11.360      $12.081      558,679
                                                     2003       $12.081      $12.535      493,622
                                                     2004       $12.535      $13.046      507,579
                                                     2005       $13.046      $13.219      458,975
                                                     2006       $13.219      $13.671      362,090
                                                     2007       $13.671      $14.064      339,879
                                                     2008       $14.064      $11.560      255,646

                               49     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                               Number of
                                                    Accumulation Accumulation    Units
                                       For the Year  Unit Value   Unit Value  Outstanding
                                          Ending    at Beginning    at End      at End
Sub Accounts                           December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------
DWS Global Opportunities VIP--Class A
                                           1999       $10.770      $17.650       43,091
                                           2000       $17.650      $16.510      114,023
                                           2001       $16.510      $12.290      103,294
                                           2002       $12.290       $9.724      130,916
                                           2003        $9.724      $14.317      193,561
                                           2004       $14.317      $17.440      176,147
                                           2005       $17.440      $20.357      193,166
                                           2006       $20.357      $24.544      166,415
                                           2007       $24.544      $26.499      131,794
                                           2008       $26.499      $13.094       97,138
-----------------------------------------------------------------------------------------
DWS Growth & Income VIP--Class A
                                           1999       $10.520      $11.020      138,946
                                           2000       $11.020      $10.660      192,522
                                           2001       $10.660       $9.340      218,214
                                           2002        $9.340       $7.087      201,541
                                           2003        $7.087       $8.871      178,003
                                           2004        $8.871       $9.651      150,151
                                           2005        $9.651      $10.109      139,183
                                           2006       $10.109      $11.345      102,347
                                           2007       $11.345      $11.355       73,259
                                           2008       $11.355       $6.918       49,772
-----------------------------------------------------------------------------------------
DWS International VIP--Class A
                                           1999       $10.380      $15.840       56,287
                                           2000       $15.840      $12.250      113,301
                                           2001       $12.250       $8.360      100,581
                                           2002        $8.360       $6.743      105,081
                                           2003        $6.743       $8.507      114,835
                                           2004        $8.507       $9.790      121,969
                                           2005        $9.790      $11.232      127,476
                                           2006       $11.232      $13.967      127,598
                                           2007       $13.967      $15.805      113,896
                                           2008       $15.805       $8.083      101,279
-----------------------------------------------------------------------------------------
Federated Capital Income Fund II
                                           1999       $11.130      $11.180      198,037
                                           2000       $11.180      $10.060      401,376
                                           2001       $10.060       $8.570      420,723
                                           2002        $8.570       $8.959      460,608
                                           2003        $8.959       $7.668      309,555
                                           2004        $7.668       $8.325      297,389
                                           2005        $8.325       $8.738      271,194
                                           2006        $8.738       $9.980      220,546
                                           2007        $9.980      $10.253      154,739
                                           2008       $10.253       $8.062      102,548

                               50     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
                                                         1999       $10.270      $10.080       175,793
                                                         2000       $10.080      $11.050       406,015
                                                         2001       $11.050      $11.670     1,994,814
                                                         2002       $11.670      $12.572     2,695,911
                                                         2003       $12.572      $12.710     1,589,894
                                                         2004       $12.710      $13.005     1,136,236
                                                         2005       $13.005      $13.104       879,855
                                                         2006       $13.104      $13.478       722,780
                                                         2007       $13.478      $14.146       603,659
                                                         2008       $14.146      $14.568       494,396
-------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
                                                         1999        $9.850       $9.950       196,572
                                                         2000        $9.950       $8.940       340,164
                                                         2001        $8.940       $8.950       785,823
                                                         2002        $8.950       $6.435       296,496
                                                         2003        $6.435      $10.814       707,583
                                                         2004       $10.814      $11.797       729,703
                                                         2005       $11.797      $11.960       606,875
                                                         2006       $11.960      $13.088       539,007
                                                         2007       $13.088      $13.368       432,506
                                                         2008       $13.368       $9.770       344,383
-------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio--Initial Class
                                                         1999       $10.800      $11.850       154,441
                                                         2000       $11.850      $11.250       278,326
                                                         2001       $11.250      $10.650       334,328
                                                         2002       $10.650       $9.601       371,447
                                                         2003        $9.601      $11.186       420,226
                                                         2004       $11.186      $11.652       437,716
                                                         2005       $11.652      $11.973       433,897
                                                         2006       $11.973      $12.690       338,607
                                                         2007       $12.690      $14.474       252,896
                                                         2008       $14.474      $10.189       202,629
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio--Initial Class
                                                         1999       $11.460      $14.060       548,967
                                                         2000       $14.060      $12.970     1,001,494
                                                         2001       $12.970      $11.240     1,006,844
                                                         2002       $11.240      $10.060     1,084,534
                                                         2003       $10.060      $12.763     1,311,861
                                                         2004       $12.763      $14.555     1,438,118
                                                         2005       $14.555      $16.809     1,469,954
                                                         2006       $16.809      $18.546     1,308,454
                                                         2007       $18.546      $21.536     1,005,803
                                                         2008       $21.536      $12.226       742,971

                               51     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio--Initial Class
                                                         1999       $10.830      $11.370       616,769
                                                         2000       $11.370      $12.180     1,208,699
                                                         2001       $12.180      $11.430     1,289,762
                                                         2002       $11.430       $9.375     1,218,166
                                                         2003        $9.375      $12.067     1,403,132
                                                         2004       $12.067      $13.291     1,384,897
                                                         2005       $13.291      $13.896     1,176,532
                                                         2006       $13.896      $16.496       941,565
                                                         2007       $16.496      $16.539       684,837
                                                         2008       $16.539       $9.366       412,487
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio--Initial Class
                                                         1999       $11.620      $15.780       541,326
                                                         2000       $15.780      $13.870     1,300,830
                                                         2001       $13.870      $11.280     1,366,004
                                                         2002       $11.280       $7.786     1,121,334
                                                         2003        $7.786      $10.215     1,141,572
                                                         2004       $10.215      $10.429     1,091,575
                                                         2005       $10.429      $10.897       953,608
                                                         2006       $10.897      $11.500       769,995
                                                         2007       $11.500      $14.418       618,823
                                                         2008       $14.418       $7.523       492,708
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio--Initial Class
                                                         1999       $11.360      $13.520       983,492
                                                         2000       $13.520      $12.110     1,795,382
                                                         2001       $12.110      $10.510     2,032,615
                                                         2002       $10.510       $8.073     1,782,207
                                                         2003        $8.073      $10.237     1,907,842
                                                         2004       $10.237      $11.183     1,817,054
                                                         2005       $11.183      $11.578     1,583,665
                                                         2006       $11.578      $13.233     1,319,112
                                                         2007       $13.233      $13.778     1,041,479
                                                         2008       $13.778       $8.572       756,199
-------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio--Initial Class
                                                         1999       $10.150      $10.540     1,451,852
                                                         2000       $10.540      $11.070     2,194,471
                                                         2001       $11.070      $11.390     2,969,960
                                                         2002       $11.390      $11.436     3,542,199
                                                         2003       $11.436      $11.406     2,015,425
                                                         2004       $11.406      $11.401     1,544,840
                                                         2005       $11.401      $11.601     1,335,848
                                                         2006       $11.601      $12.017     1,166,577
                                                         2007       $12.017      $12.487     1,221,039
                                                         2008       $12.487      $12.705     1,305,720

                               52     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio--Initial Class
                                                                      1999       $10.500      $14.790        26,260
                                                                      2000       $14.790      $11.810       132,253
                                                                      2001       $11.810       $9.200       137,725
                                                                      2002        $9.200       $7.240       200,173
                                                                      2003        $7.240      $10.251       294,264
                                                                      2004       $10.251      $11.504       402,967
                                                                      2005       $11.504      $13.526       394,476
                                                                      2006       $13.526      $15.773       366,639
                                                                      2007       $15.773      $18.273       327,028
                                                                      2008       $18.273      $10.141       276,821
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio--Institutional Shares
                                                                      1999       $11.690      $14.630       722,058
                                                                      2000       $14.630      $14.120     1,595,397
                                                                      2001       $14.120      $13.290     1,044,409
                                                                      2002       $13.290       $7.762        94,361
                                                                      2003        $7.762      $13.832     1,496,830
                                                                      2004       $13.832      $14.825     1,365,759
                                                                      2005       $14.825      $15.805     1,195,782
                                                                      2006       $15.805      $17.282       970,410
                                                                      2007       $17.282      $18.865       747,492
                                                                      2008       $18.865      $15.679       535,796
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio--Institutional Shares
                                                                      1999       $10.250      $10.290       197,019
                                                                      2000       $10.290      $10.800       218,753
                                                                      2001       $10.800      $11.490       418,584
                                                                      2002       $11.490      $12.280     1,721,351
                                                                      2003       $12.280      $13.166       584,216
                                                                      2004       $13.166      $13.519       527,949
                                                                      2005       $13.519      $13.619       492,874
                                                                      2006       $13.619      $14.017       393,774
                                                                      2007       $14.017      $14.816       327,277
                                                                      2008       $14.816      $15.514       272,856
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio--Service Shares
                                                                      2002       $10.000       $7.675     1,378,111
                                                                      2003        $7.675      $10.226        58,782
                                                                      2004       $10.226      $11.939       152,105
                                                                      2005       $11.939      $12.526       114,760
                                                                      2006       $12.526      $14.605        84,464
                                                                      2007       $14.605      $17.055        73,894
                                                                      2008       $17.055      $16.058             0

                               53     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                                             Number of
                                                                                  Accumulation Accumulation    Units
                                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                                        Ending    at Beginning    at End      at End
Sub Accounts                                                         December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio--Institutional Shares
                                                                         1999       $11.860      $16.860       927,469
                                                                         2000       $16.860      $14.230     1,955,539
                                                                         2001       $14.230      $10.570     1,856,493
                                                                         2002       $10.570      $12.531       623,206
                                                                         2003       $12.531       $9.984     1,211,583
                                                                         2004        $9.984      $10.306     1,041,507
                                                                         2005       $10.306      $10.614       860,239
                                                                         2006       $10.614      $11.676       645,480
                                                                         2007       $11.676      $13.270       469,901
                                                                         2008       $13.270       $7.900       371,128
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio--Institutional Shares
                                                                         1999       $12.270      $27.320       440,699
                                                                         2000       $27.320      $18.390     1,027,581
                                                                         2001       $18.390      $11.000       926,849
                                                                         2002       $11.000       $7.827       694,192
                                                                         2003        $7.827      $10.443       656,913
                                                                         2004       $10.443      $12.453       642,333
                                                                         2005       $12.453      $13.812       539,509
                                                                         2006       $13.812      $15.497       434,028
                                                                         2007       $15.497      $18.677       344,083
                                                                         2008       $18.677      $10.380       288,564
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio--Institutional Shares
                                                                         1999       $10.680      $17.350       931,544
                                                                         2000       $17.350      $14.450     2,485,879
                                                                         2001       $14.450      $11.070     2,316,369
                                                                         2002       $11.070       $8.143     1,719,720
                                                                         2003        $8.143       $9.971     1,479,355
                                                                         2004        $9.971      $10.318     1,193,225
                                                                         2005       $10.318      $10.788       997,853
                                                                         2006       $10.788      $12.594       775,658
                                                                         2007       $12.594      $13.634       562,020
                                                                         2008       $13.634       $7.451       410,898
-----------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio--Class I
                                                                         2004       $10.000      $10.954        60,840
                                                                         2005       $10.954      $11.525        49,518
                                                                         2006       $11.525      $13.461        49,417
                                                                         2007       $13.461      $13.811        35,322
                                                                         2008       $13.811       $8.781        26,875
-----------------------------------------------------------------------------------------------------------------------
LSA Balanced
                                                                         2002       $10.000       $8.678         2,230
                                                                         2003        $8.678      $11.074        83,852

                               54     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                   Number of
                                                        Accumulation Accumulation    Units
                                           For the Year  Unit Value   Unit Value  Outstanding
                                              Ending    at Beginning    at End      at End
Sub Accounts                               December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------
MFS Growth--Initial Class
                                               1999       $11.750      $20.500      114,684
                                               2000       $20.500      $16.280      274,444
                                               2001       $16.280      $10.690      331,023
                                               2002       $10.690       $6.994      247,624
                                               2003        $6.994       $8.995      248,807
                                               2004        $8.995      $10.035      231,814
                                               2005       $10.035      $10.821      202,017
                                               2006       $10.821      $11.531      165,550
                                               2007       $11.531      $13.798      126,996
                                               2008       $13.798       $8.528      102,015
---------------------------------------------------------------------------------------------
MFS Investors Trust Series--Initial Class
                                               1999       $11.200      $11.800      133,121
                                               2000       $11.800      $11.630      217,691
                                               2001       $11.630       $9.660      295,343
                                               2002        $9.660       $7.536      269,101
                                               2003        $7.536       $9.091      270,484
                                               2004        $9.091       $9.998      244,156
                                               2005        $9.998      $10.596      207,370
                                               2006       $10.596      $11.824      171,767
                                               2007       $11.824      $12.880      126,138
                                               2008       $12.880       $8.512      100,457
---------------------------------------------------------------------------------------------
MFS New Discovery Series--Initial Class
                                               1999       $11.350      $19.440       55,274
                                               2000       $19.440      $18.820      219,172
                                               2001       $18.820      $17.650      188,675
                                               2002       $17.650      $11.918      183,131
                                               2003       $11.918      $15.738      224,760
                                               2004       $15.738      $16.556      232,616
                                               2005       $16.556      $17.209      188,078
                                               2006       $17.209      $19.241      161,666
                                               2007       $19.241      $19.479      139,957
                                               2008       $19.479      $11.671      119,273
---------------------------------------------------------------------------------------------
MFS Research Series--Initial Class
                                               1999       $11.080      $13.570       75,847
                                               2000       $13.570      $12.750      240,203
                                               2001       $12.750       $9.920      207,793
                                               2002        $9.920       $7.389      186,178
                                               2003        $7.389       $9.100      190,978
                                               2004        $9.100      $10.412      189,969
                                               2005       $10.412      $11.085      142,585
                                               2006       $11.085      $12.095      119,287
                                               2007       $12.095      $13.521       86,910
                                               2008       $13.521       $8.534       55,904

                               55     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
MFS Total Return Series--Initial Class
                                                               1999       $10.610      $10.800       118,240
                                                               2000       $10.800      $12.380       207,489
                                                               2001       $12.380      $12.250       436,363
                                                               2002       $12.250      $11.473       642,776
                                                               2003       $11.473      $13.180       943,486
                                                               2004       $13.180      $14.490     1,033,566
                                                               2005       $14.490      $14.714       970,559
                                                               2006       $14.714      $16.260       802,883
                                                               2007       $16.260      $16.734       661,560
                                                               2008       $16.734      $12.868       464,793
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA--Service Shares
                                                               2002       $10.000       $7.847        97,205
                                                               2003        $7.847      $11.178       214,471
                                                               2004       $11.178      $13.157       347,171
                                                               2005       $13.157      $14.256       305,883
                                                               2006       $14.256      $16.144       279,529
                                                               2007       $16.144      $15.720       219,803
                                                               2008       $15.720       $9.625       151,992
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)--
Administrative Shares
                                                               2002       $10.000      $10.565        75,670
                                                               2003       $10.565      $10.669       337,271
                                                               2004       $10.669      $11.122       347,113
                                                               2005       $11.122      $11.550       338,440
                                                               2006       $11.550      $11.657       247,334
                                                               2007       $11.657      $11.929       175,543
                                                               2008       $11.929      $11.501       185,837
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio--Administrative Shares
                                                               2002       $10.000      $10.557       539,429
                                                               2003       $10.557      $10.951     1,001,817
                                                               2004       $10.951      $11.343     1,060,049
                                                               2005       $11.343      $11.476     1,156,641
                                                               2006       $11.476      $11.771       944,261
                                                               2007       $11.771      $12.643       737,286
                                                               2008       $12.643      $13.088       699,373
-------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
                                                               2004       $10.000      $10.812       129,223
                                                               2005       $10.812      $10.971       113,375
                                                               2006       $10.971      $12.005        99,054
                                                               2007       $12.005      $11.330        58,167
                                                               2008       $11.330       $7.700        43,630

                               56     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                                  Number of
                                                                       Accumulation Accumulation    Units
                                                          For the Year  Unit Value   Unit Value  Outstanding
                                                             Ending    at Beginning    at End      at End
Sub Accounts                                              December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
                                                              2002       $10.000       $7.200       88,999
                                                              2003        $7.200      $10.143      236,796
                                                              2004       $10.143      $11.809      274,798
                                                              2005       $11.809      $11.669      207,018
                                                              2006       $11.669      $14.300      198,198
                                                              2007       $14.300      $14.203      142,608
                                                              2008       $14.203       $8.186      108,005
------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund--Class IB
                                                              2002       $10.000       $8.198       38,105
                                                              2003        $8.198      $11.161       43,231
                                                              2004       $11.161      $13.335       89,040
                                                              2005       $13.335      $15.027      123,886
                                                              2006       $15.027      $18.881      158,576
                                                              2007       $18.881      $19.952      125,260
                                                              2008       $19.952      $10.636       74,027
------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Growth Stock Fund (2)
                                                              1999       $10.000      $10.080       20,427
                                                              2000       $10.080      $10.260       23,194
                                                              2001       $10.260       $9.590       42,077
                                                              2002        $9.590       $7.397       56,403
                                                              2003        $7.397       $8.653       63,977
                                                              2004        $8.653       $9.123       60,421
                                                              2005        $9.123       $8.929       57,402
                                                              2006        $8.929       $9.773       67,263
                                                              2007        $9.773      $11.125       88,003
                                                              2008       $11.125       $6.517       81,011
------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Value Equity Fund
                                                              1999       $10.000       $8.640        8,610
                                                              2000        $8.640       $9.420       10,105
                                                              2001        $9.420       $9.200      196,823
                                                              2002        $9.200       $7.540      104,266
                                                              2003        $7.540       $9.168       53,974
                                                              2004        $9.168      $10.439      192,125
                                                              2005       $10.439      $10.696       91,183
                                                              2006       $10.696      $12.937      142,829
                                                              2007       $12.937      $13.229       83,673
                                                              2008       $13.229       $8.781       59,269

                               57     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                        Number of
                                                             Accumulation Accumulation    Units
                                                For the Year  Unit Value   Unit Value  Outstanding
                                                   Ending    at Beginning    at End      at End
Sub Accounts                                    December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio--I
                                                    1999       $10.780      $11.050      128,022
                                                    2000       $11.050      $12.330      261,772
                                                    2001       $12.330      $12.360      581,145
                                                    2002       $12.360      $10.602      608,043
                                                    2003       $10.602      $13.140      744,659
                                                    2004       $13.140      $14.913      895,153
                                                    2005       $14.913      $15.306      874,317
                                                    2006       $15.306      $17.984      762,467
                                                    2007       $17.984      $18.339      575,733
                                                    2008       $18.339      $11.571      402,473
--------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio--I
                                                    1999       $10.780      $14.570       22,869
                                                    2000       $14.570      $11.520       65,454
                                                    2001       $11.520       $8.850       92,572
                                                    2002        $8.850       $7.137       99,915
                                                    2003        $7.137       $9.201      173,635
                                                    2004        $9.201      $10.338      264,060
                                                    2005       $10.338      $11.847      255,863
                                                    2006       $11.847      $13.934      244,192
                                                    2007       $13.934      $15.553      191,891
                                                    2008       $15.553       $7.879      149,103
--------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio--I (3)
                                                    1999       $11.500      $14.060       85,857
                                                    2000       $14.060      $14.910      344,756
                                                    2001       $14.910      $14.590      368,137
                                                    2002       $14.590      $11.345      436,260
                                                    2003       $11.345      $15.505      619,155
                                                    2004       $15.505      $18.121      586,887
                                                    2005       $18.121      $20.534      504,417
                                                    2006       $20.534      $21.626      404,390
                                                    2007       $21.626      $25.097      295,779
                                                    2008       $25.097      $14.931      222,831
--------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio--I
                                                    1999       $11.250      $12.520       57,131
                                                    2000       $12.520      $11.050      100,767
                                                    2001       $11.050       $9.620      108,815
                                                    2002        $9.620       $6.813      165,424
                                                    2003        $6.813       $9.090      155,957
                                                    2004        $9.090       $9.995      173,326
                                                    2005        $9.955      $10.271      157,832
                                                    2006       $10.271      $10.888      129,696
                                                    2007       $10.888      $12.233      117,852
                                                    2008       $12.233       $7.461       92,406

                               58     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

                                                                                              Number of
                                                                   Accumulation Accumulation    Units
                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                         Ending    at Beginning    at End      at End
Sub Accounts                                          December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth Portfolio, Class II
                                                          2004       $10.000      $11.156       44,940
                                                          2005       $11.156      $12.242       49,948
                                                          2006       $12.242      $12.686       45,228
                                                          2007       $12.686      $14.732       39,490
                                                          2008       $14.732       $7.735       29,220
--------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
                                                          2002       $10.000       $8.163       36,430
                                                          2003        $8.163      $10.293      152,145
                                                          2004       $10.293      $11.600      354,336
                                                          2005       $11.600      $12.570      434,444
                                                          2006       $12.570      $14.397      396,566
                                                          2007       $14.397      $14.576      306,627
                                                          2008       $14.576       $9.758      199,062
--------------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class I (4)
                                                          2004       $10.000      $11.333      309,322
                                                          2005       $11.333      $12.570      353,741
                                                          2006       $12.570      $14.984      276,970
                                                          2007       $14.984      $15.958      210,481
                                                          2008       $15.958       $9.252      158,166
--------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
                                                          2005       $10.000      $11.481      293,780
                                                          2006       $11.481      $12.999      225,795
                                                          2007       $12.999      $15.702      161,353
                                                          2008       $15.702       $8.628      115,632
--------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
                                                          2005       $10.000      $11.040      510,068
                                                          2006       $11.040      $12.235      431,405
                                                          2007       $12.235      $12.884      339,846
                                                          2008       $12.884       $7.622      257,232
--------------------------------------------------------------------------------------------------------
Janus Aspen International Growth--Service Shares
                                                          2008       $10.000       $7.495       62,852

* The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock--Service Shares Sub-Account, LSA Balanced, Oppenheimer Main Street Small Cap/VA--Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged)--Administrative Shares Sub-Account, PIMCO VIT Total Return--Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT OpCap Small Cap Sub-Account, Putnam VT International Growth and Income--Class IB Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Growth and Income, Class II Sub-Account which were first offered under the Contracts on May 1, 2002; the AIM V.I. Basic Value--Series I Sub-Account, Legg Mason Partners Variable Investors--Class I Sub-Account, UIF U.S. Mid Cap Value, Class I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced--Class A Sub-Account which was first offered under the Contracts on April 29, 2005. Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

                               59     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 Basic Policy

                          Mortality & Expense = 1.15

  Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

  Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

  A brief explanation of how performance of the Sub-Accounts are calculated may be found in the Statement of Additional Information.

                               60     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                Number of
                                                                     Accumulation Accumulation    Units
                                                        For the Year  Unit Value   Unit Value  Outstanding
                                                           Ending    at Beginning    at End      at End
Sub Accounts                                            December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund--Series I
                                                            2004       $10.000      $10.781       244,914
                                                            2005       $10.781      $11.197       251,607
                                                            2006       $11.197      $12.450       294,765
                                                            2007       $12.450      $12.415       241,174
                                                            2008       $12.415       $5.881       236,766
----------------------------------------------------------------------------------------------------------
Alger American LargeCap Growth Portfolio--Class O
                                                            2000       $10.000       $8.160        11,130
                                                            2001        $8.160       $7.070        97,242
                                                            2002        $7.070       $4.651       108,296
                                                            2003        $4.651       $6.175       308,042
                                                            2004        $6.175       $6.398       439,952
                                                            2005        $6.398       $7.041       492,261
                                                            2006        $7.041       $7.271       413,156
                                                            2007        $7.271       $8.565       371,317
                                                            2008        $8.565       $4.529       324,912
----------------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio--Class O
                                                            2000       $10.000       $9.280        32,338
                                                            2001        $9.280       $7.810        92,660
                                                            2002        $7.810       $5.284       202,665
                                                            2003        $5.284       $6.738       354,359
                                                            2004        $6.738       $7.137       396,418
                                                            2005        $7.137       $7.252       381,157
                                                            2006        $7.252       $7.786       339,270
                                                            2007        $7.786       $8.421       308,605
                                                            2008        $8.421       $5.006       254,925
----------------------------------------------------------------------------------------------------------
Alger American Capital Appreciation Portfolio--Class O
                                                            2000       $10.000       $7.680        62,468
                                                            2001        $7.680       $6.340       136,468
                                                            2002        $6.340       $4.116       264,242
                                                            2003        $4.116       $5.447       542,296
                                                            2004        $5.447       $5.788       727,607
                                                            2005        $5.788       $6.506       721,253
                                                            2006        $6.506       $7.621       732,706
                                                            2007        $7.621       $9.995       759,050
                                                            2008        $9.995       $5.385       521,910
----------------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio--Class O
                                                            2000       $10.000       $9.440       123,576
                                                            2001        $9.440       $8.670       107,872
                                                            2002        $8.670       $5.996       295,309
                                                            2003        $5.996       $8.703       836,891
                                                            2004        $8.703       $9.663       999,864
                                                            2005        $9.663      $10.424     1,007,060
                                                            2006       $10.424      $11.277       894,467
                                                            2007       $11.277      $14.569       822,716
                                                            2008       $14.569       $5.959       721,972

                               61     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                 Number of
                                                      Accumulation Accumulation    Units
                                         For the Year  Unit Value   Unit Value  Outstanding
                                            Ending    at Beginning    at End      at End
Sub Accounts                             December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------
Alger American SmallCap Growth--Class O
                                             2000       $10.000       $7.220        5,134
                                             2001        $7.220       $4.990      116,699
                                             2002        $4.990       $3.619      128,015
                                             2003        $3.619       $5.060      283,201
                                             2004        $5.060       $5.793      359,793
                                             2005        $5.793       $6.651      408,709
                                             2006        $6.651       $7.840      400,994
                                             2007        $7.840       $9.027      386,201
                                             2008        $9.027       $4.734      324,933
-------------------------------------------------------------------------------------------
DWS Balanced VIP--Class A
                                             2005       $10.000      $10.562      140,966
                                             2006       $10.562      $11.437      117,438
                                             2007       $11.437      $11.776      108,626
                                             2008       $11.776       $8.404       99,008
-------------------------------------------------------------------------------------------
DWS Bond VIP--Class A
                                             2000       $10.000      $10.190       24,670
                                             2001       $10.610      $11.020       60,002
                                             2002       $11.020      $11.655       89,305
                                             2003       $11.655      $12.026      179,258
                                             2004       $12.026      $12.447      242,774
                                             2005       $12.447      $12.544      235,908
                                             2006       $12.544      $12.902      203,670
                                             2007       $12.902      $13.200      192,164
                                             2008       $13.200      $10.790      162,984
-------------------------------------------------------------------------------------------
DWS Global Opportunities VIP--Class A
                                             2000       $10.000       $9.120       11,777
                                             2001        $9.120       $6.750       24,877
                                             2002        $6.750       $5.313       51,809
                                             2003        $5.313       $7.780      159,642
                                             2004        $7.780       $9.425      254,808
                                             2005        $9.425      $10.942      309,298
                                             2006       $10.942      $13.120      368,488
                                             2007       $13.120      $14.087      319,396
                                             2008       $14.087       $6.922      292,135
-------------------------------------------------------------------------------------------
DWS Growth & Income VIP--Class A
                                             2000       $10.000       $9.590        3,100
                                             2001        $9.590       $8.350       23,428
                                             2002        $8.350       $6.305       37,769
                                             2003        $6.305       $7.849       76,611
                                             2004        $7.849       $8.492       99,749
                                             2005        $8.492       $8.847       85,054
                                             2006        $8.847       $9.874       79,081
                                             2007        $9.874       $9.829       76,673
                                             2008        $9.829       $5.955       67,583

                               62     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                          Number of
                                                               Accumulation Accumulation    Units
                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                     Ending    at Beginning    at End      at End
Sub Accounts                                      December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------
DWS International VIP--Class A
                                                      2000       $10.000       $8.710        4,151
                                                      2001        $8.710       $5.910       18,248
                                                      2002        $5.910       $4.740       36,822
                                                      2003        $4.740       $5.948      144,072
                                                      2004        $5.948       $6.808      174,503
                                                      2005        $6.808       $7.768      190,759
                                                      2006        $7.768       $9.606      229,934
                                                      2007        $9.606      $10.810      202,975
                                                      2008       $10.810       $5.498      253,788
----------------------------------------------------------------------------------------------------
Federated Capital Income Fund II
                                                      2000       $10.000       $9.140          689
                                                      2001        $9.140       $7.740        1,970
                                                      2002        $7.740       $9.115       92,428
                                                      2003        $9.115       $6.855       51,656
                                                      2004        $6.855       $7.401       76,744
                                                      2005        $7.401       $7.726       76,010
                                                      2006        $7.726       $8.776      100,300
                                                      2007        $8.776       $8.966       65,968
                                                      2008        $8.966       $7.012       98,652
----------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
                                                      2000       $10.000      $10.610          230
                                                      2001       $10.610      $11.150       69,662
                                                      2002       $11.150      $11.942      408,779
                                                      2003       $11.942      $12.006      580,553
                                                      2004       $12.006      $12.218      605,532
                                                      2005       $12.218      $12.243      530,059
                                                      2006       $12.243      $12.523      381,051
                                                      2007       $12.523      $13.072      721,964
                                                      2008       $13.072      $13.388      610,475
----------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
                                                      2000       $10.000       $9.190          597
                                                      2001        $9.190       $9.150       52,109
                                                      2002        $9.150       $5.784       24,658
                                                      2003        $5.784      $10.941      246,278
                                                      2004       $10.941      $11.870      444,657
                                                      2005       $11.870      $11.968      439,857
                                                      2006       $11.968      $13.026      430,206
                                                      2007       $13.026      $13.231      379,607
                                                      2008       $13.231       $9.617      307,223

                               63     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio--Initial Class
                                                         2000       $10.000       $9.590           299
                                                         2001        $9.590       $9.030        33,474
                                                         2002        $9.030       $8.095        73,114
                                                         2003        $8.095       $9.379       116,121
                                                         2004        $9.379       $9.716       181,632
                                                         2005        $9.716       $9.929       176,415
                                                         2006        $9.929      $10.466       129,882
                                                         2007       $10.466      $11.872       125,667
                                                         2008       $11.872       $8.311       130,724
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio--Initial Class
                                                         2000       $10.000       $9.380        19,089
                                                         2001        $9.380       $8.080       104,405
                                                         2002        $8.080       $7.195       348,537
                                                         2003        $7.195       $9.078       888,353
                                                         2004        $9.078      $10.296     1,158,838
                                                         2005       $10.296      $11.826     1,260,810
                                                         2006       $11.826      $12.977     1,273,768
                                                         2007       $12.977      $14.986     1,188,207
                                                         2008       $14.986       $8.461     1,080,956
-------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio--Initial Class
                                                         2000       $10.000      $11.040         4,932
                                                         2001       $11.040      $10.300        75,559
                                                         2002       $10.300       $8.405       174,403
                                                         2003        $8.405      $10.759       306,020
                                                         2004       $10.759      $11.786       434,981
                                                         2005       $11.786      $12.255       395,964
                                                         2006       $12.255      $14.468       396,481
                                                         2007       $14.468      $14.426       349,218
                                                         2008       $14.426       $8.125       273,985
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio--Initial Class
                                                         2000       $10.000       $8.390        52,890
                                                         2001        $8.390       $6.790        98,555
                                                         2002        $6.790       $4.659       305,305
                                                         2003        $4.659       $6.080       625,498
                                                         2004        $6.080       $6.173       939,071
                                                         2005        $6.173       $6.415       831,880
                                                         2006        $6.415       $6.732       682,021
                                                         2007        $6.732       $8.394       682,803
                                                         2008        $8.394       $4.356       663,776

                               64     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                     Number of
                                                                          Accumulation Accumulation    Units
                                                             For the Year  Unit Value   Unit Value  Outstanding
                                                                Ending    at Beginning    at End      at End
Sub Accounts                                                 December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio--Initial Class
                                                                 2000       $10.000       $9.040       102,744
                                                                 2001        $9.040       $7.800       312,663
                                                                 2002        $7.800       $5.960       365,351
                                                                 2003        $5.960       $7.516       978,400
                                                                 2004        $7.516       $8.166     1,444,339
                                                                 2005        $8.166       $8.407     1,362,101
                                                                 2006        $8.407       $9.557     1,346,569
                                                                 2007        $9.557       $9.896     1,295,792
                                                                 2008        $9.896       $6.123     1,150,557
---------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio--Initial Class
                                                                 2000       $10.000      $10.230        30,553
                                                                 2001       $10.230      $10.470       140,649
                                                                 2002       $10.470      $10.456       310,441
                                                                 2003       $10.456      $10.373       819,516
                                                                 2004       $10.373      $10.311       618,241
                                                                 2005       $10.311      $10.435       694,730
                                                                 2006       $10.435      $10.750       725,670
                                                                 2007       $10.750      $11.108       714,035
                                                                 2008       $11.108      $11.240     1,173,850
---------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio--Initial Class
                                                                 2000       $10.000       $8.440         6,868
                                                                 2001        $8.440       $6.540        58,855
                                                                 2002        $6.540       $5.119       109,892
                                                                 2003        $5.119       $7.208       235,043
                                                                 2004        $7.208       $8.045       382,839
                                                                 2005        $8.045       $9.406       426,944
                                                                 2006        $9.406      $10.909       513,031
                                                                 2007       $10.909      $12.569       470,601
                                                                 2008       $12.569       $6.937       476,598
---------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio--Institutional Shares
                                                                 2000       $10.000       $9.620        43,584
                                                                 2001        $9.620       $9.000       199,196
                                                                 2002        $9.000       $8.273       356,912
                                                                 2003        $8.273       $9.267       699,022
                                                                 2004        $9.267       $9.878       705,500
                                                                 2005        $9.878      $10.473       691,502
                                                                 2006       $10.473      $11.389       664,165
                                                                 2007       $11.389      $12.364       559,884
                                                                 2008       $12.364      $10.220       522,134

                               65     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                             Number of
                                                                                  Accumulation Accumulation    Units
                                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                                        Ending    at Beginning    at End      at End
Sub Accounts                                                         December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio--Institutional Shares
                                                                         2000       $10.000      $10.400           25
                                                                         2001       $10.400      $11.010      104,700
                                                                         2002       $11.010      $11.943      114,051
                                                                         2003       $11.943      $12.480      254,643
                                                                         2004       $12.480      $12.743      312,969
                                                                         2005       $12.743      $12.767      291,063
                                                                         2006       $12.767      $13.069      350,195
                                                                         2007       $13.069      $13.738      380,041
                                                                         2008       $13.738      $14.306      355,482
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio--Service Shares
                                                                         2002       $10.000       $7.734       36,688
                                                                         2003        $7.734      $10.132       37,023
                                                                         2004       $10.132      $11.765       71,988
                                                                         2005       $11.765      $12.276       79,929
                                                                         2006       $12.276      $14.235       72,800
                                                                         2007       $14.235      $16.532       78,321
                                                                         2008       $16.532      $15.537            0
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio--Institutional Shares
                                                                         2000       $10.000       $8.320       98,273
                                                                         2001        $8.320       $6.150      116,481
                                                                         2002        $6.150       $4.441      162,987
                                                                         2003        $4.441       $5.746      251,235
                                                                         2004        $5.746       $5.898      275,805
                                                                         2005        $5.898       $6.042      257,364
                                                                         2006        $6.042       $6.610      266,266
                                                                         2007        $6.610       $7.471      225,942
                                                                         2008        $7.471       $4.423      195,932
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio--Institutional Shares
                                                                         2000       $10.000       $6.650      272,048
                                                                         2001        $6.650       $3.960      266,218
                                                                         2002        $3.960       $2.799      307,400
                                                                         2003        $2.799       $3.715      412,644
                                                                         2004        $3.715       $4.405      466,868
                                                                         2005        $4.405       $4.860      505,828
                                                                         2006        $4.860       $5.423      510,006
                                                                         2007        $5.423       $6.499      505,513
                                                                         2008        $6.499       $3.592      433,329
-----------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio--Institutional Shares
                                                                         2000       $10.000       $8.190       66,346
                                                                         2001        $8.190       $6.240      167,331
                                                                         2002        $6.240       $4.564      245,789
                                                                         2003        $4.564       $5.558      365,025
                                                                         2004        $5.558       $5.719      414,342
                                                                         2005        $5.719       $5.947      364,847
                                                                         2006        $5.947       $6.905      335,256
                                                                         2007        $6.905       $7.434      327,739
                                                                         2008        $7.434       $4.040      279,358

                               66     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio--Class I
                                                               2004       $10.000      $10.913       47,102
                                                               2005       $10.913      $11.419       45,145
                                                               2006       $11.419      $13.264       47,405
                                                               2007       $13.264      $13.534       46,980
                                                               2008       $13.534       $8.557       42,904
-------------------------------------------------------------------------------------------------------------
LSA Balanced
                                                               2002       $10.000       $8.646        2,157
                                                               2003        $8.646      $10.973       46,166
-------------------------------------------------------------------------------------------------------------
MFS Growth--Initial Class
                                                               2000       $10.000       $8.150       66,991
                                                               2001        $8.150       $5.330      107,324
                                                               2002        $5.330       $3.465      123,692
                                                               2003        $3.465       $4.432      227,669
                                                               2004        $4.432       $4.917      274,686
                                                               2005        $4.917       $5.273      269,766
                                                               2006        $5.273       $5.588      247,942
                                                               2007        $5.588       $6.650      220,878
                                                               2008        $6.650       $4.087      314,346
-------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series--Initial Class
                                                               2000       $10.000       $9.850        3,223
                                                               2001        $9.850       $8.130       22,985
                                                               2002        $8.130       $6.308       52,812
                                                               2003        $6.308       $7.567      121,843
                                                               2004        $7.567       $8.276      136,211
                                                               2005        $8.276       $8.724      135,382
                                                               2006        $8.724       $9.682      134,594
                                                               2007        $9.682      $10.488      127,128
                                                               2008       $10.488       $6.893      180,349
-------------------------------------------------------------------------------------------------------------
MFS New Discovery Series--Initial Class
                                                               2000       $10.000       $8.970      113,237
                                                               2001        $8.970       $8.360      118,208
                                                               2002        $8.360       $5.615      205,837
                                                               2003        $5.615       $7.374      477,819
                                                               2004        $7.374       $7.715      623,501
                                                               2005        $7.715       $7.975      560,525
                                                               2006        $7.975       $8.868      514,110
                                                               2007        $8.868       $8.928      480,804
                                                               2008        $8.928       $5.320      407,025

                               67     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
MFS Research Series--Initial Class
                                                               2000       $10.000       $8.870        6,208
                                                               2001        $8.870       $6.860       23,332
                                                               2002        $6.860       $5.084       32,958
                                                               2003        $5.084       $6.227       50,336
                                                               2004        $6.227       $7.085       53,593
                                                               2005        $7.085       $7.502       52,102
                                                               2006        $7.502       $8.141       49,634
                                                               2007        $8.141       $9.050       50,049
                                                               2008        $9.050       $5.681       46,891
-------------------------------------------------------------------------------------------------------------
MFS Total Return Series--Initial Class
                                                               2000       $10.000      $11.200        8,401
                                                               2001       $11.200      $11.030       60,889
                                                               2002       $11.030      $10.273      250,026
                                                               2003       $10.273      $11.736      454,021
                                                               2004       $11.736      $12.832      590,723
                                                               2005       $12.832      $12.959      622,265
                                                               2006       $12.959      $14.243      569,919
                                                               2007       $14.243      $14.577      589,170
                                                               2008       $14.577      $11.148      454,138
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA--Service Shares
                                                               2002       $10.000       $7.818       41,593
                                                               2003        $7.818      $11.076      193,863
                                                               2004       $11.076      $12.965      323,468
                                                               2005       $12.965      $13.972      312,606
                                                               2006       $13.972      $15.735      325,308
                                                               2007       $15.735      $15.238      316,074
                                                               2008       $15.238       $9.278      291,787
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)--
Administrative Shares
                                                               2002       $10.000      $10.526        4,596
                                                               2003       $10.526      $10.571       79,683
                                                               2004       $10.571      $10.960      100,873
                                                               2005       $10.960      $11.319      106,489
                                                               2006       $11.319      $11.362       99,214
                                                               2007       $11.362      $11.563      106,231
                                                               2008       $11.563      $11.086      122,885
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio--Administrative Shares
                                                               2002       $10.000      $10.518       85,455
                                                               2003       $10.518      $10.851      428,033
                                                               2004       $10.851      $11.178      604,097
                                                               2005       $11.178      $11.247      614,406
                                                               2006       $11.247      $11.473      512,461
                                                               2007       $11.473      $12.255      483,376
                                                               2008       $12.255      $12.616      572,089

                               68     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                                  Number of
                                                                       Accumulation Accumulation    Units
                                                          For the Year  Unit Value   Unit Value  Outstanding
                                                             Ending    at Beginning    at End      at End
Sub Accounts                                              December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
                                                              2004       $10.000      $10.772       91,944
                                                              2005       $10.772      $10.870      106,673
                                                              2006       $10.870      $11.829       97,834
                                                              2007       $11.829      $11.102       94,157
                                                              2008       $11.102       $7.504       80,619
------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
                                                              2002       $10.000       $7.173        8,929
                                                              2003        $7.173      $10.051      172,641
                                                              2004       $10.051      $11.637      244,720
                                                              2005       $11.637      $11.436      236,295
                                                              2006       $11.436      $13.938      205,170
                                                              2007       $13.938      $13.767      172,785
                                                              2008       $13.767       $7.892      167,008
------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund--Class IB
                                                              2002       $10.000       $8.168        6,727
                                                              2003        $8.168      $11.059       39,731
                                                              2004       $11.059      $13.141       58,105
                                                              2005       $13.141      $14.727       61,333
                                                              2006       $14.727      $18.403      109,461
                                                              2007       $18.403      $19.339      175,336
                                                              2008       $19.339      $10.253       80,251
------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Growth Stock Fund (2)
                                                              2000       $10.000       $9.630          903
                                                              2001        $9.630       $8.950        7,596
                                                              2002        $8.950       $6.870       31,178
                                                              2003        $6.870       $7.992       54,246
                                                              2004        $7.992       $8.380       63,858
                                                              2005        $8.380       $8.157       58,249
                                                              2006        $8.157       $8.879       51,761
                                                              2007        $8.879      $10.052       47,830
                                                              2008       $10.052       $5.856       43,139
------------------------------------------------------------------------------------------------------------
Ridgeworth Large Cap Value Equity Fund
                                                              2000       $10.000      $11.700        1,615
                                                              2001       $11.700      $11.360       18,026
                                                              2002       $11.360       $9.262       19,587
                                                              2003        $9.262      $11.201       30,898
                                                              2004       $11.201      $12.683      100,258
                                                              2005       $12.683      $12.925       68,271
                                                              2006       $12.925      $15.546       93,618
                                                              2007       $15.546      $15.810       49,278
                                                              2008       $15.810      $10.437       30,278

                               69     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                           Number of
                                                                Accumulation Accumulation    Units
                                                   For the Year  Unit Value   Unit Value  Outstanding
                                                      Ending    at Beginning    at End      at End
Sub Accounts                                       December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio--I
                                                       2000       $10.000      $11.520          113
                                                       2001       $11.520      $11.480       47,501
                                                       2002       $11.480       $9.895      228,732
                                                       2003        $9.895      $12.073      526,597
                                                       2004       $12.073      $13.627      761,565
                                                       2005       $13.627      $13.909      796,314
                                                       2006       $13.909      $16.254      661,730
                                                       2007       $16.254      $16.483      601,481
                                                       2008       $16.483      $10.343      537,201
-----------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio--I
                                                       2000       $10.000       $8.550        5,575
                                                       2001        $8.550       $6.530       16,460
                                                       2002        $6.530       $5.239       39,170
                                                       2003        $5.239       $6.716      110,909
                                                       2004        $6.716       $7.505      176,753
                                                       2005        $7.505       $8.554      203,771
                                                       2006        $8.554      $10.006      257,698
                                                       2007       $10.006      $11.107      256,965
                                                       2008       $11.107       $5.596      188,929
-----------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio--I (3)
                                                       2000       $10.000      $10.060        6,092
                                                       2001       $10.060       $9.790       82,744
                                                       2002        $9.790       $7.569      231,318
                                                       2003        $7.569      $10.288      574,018
                                                       2004       $10.288      $11.957      675,635
                                                       2005       $11.957      $13.476      621,478
                                                       2006       $13.476      $14.114      575,076
                                                       2007       $14.114      $16.289      538,625
                                                       2008       $16.289       $9.638      472,274
-----------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio--I
                                                       2000       $10.000       $9.010            0
                                                       2001        $9.010       $7.800       14,973
                                                       2002        $7.800       $5.489       80,509
                                                       2003        $5.489       $7.284       84,065
                                                       2004        $7.284       $7.933      120,707
                                                       2005        $7.933       $8.140      126,892
                                                       2006        $8.140       $8.581      132,467
                                                       2007        $8.581       $9.589      126,622
                                                       2008        $9.589       $5.816      125,436
-----------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth Portfolio, Class II
                                                       2004       $10.000      $11.114       77,019
                                                       2005       $11.114      $12.130       52,894
                                                       2006       $12.130      $12.500       60,010
                                                       2007       $12.500      $14.437       59,849
                                                       2008       $14.437       $7.538       46,687

                               70     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          Basic Policy plus Death Benefit and Income Benefit Rider II

                           Mortality & Expense = 1.7

                                                                                              Number of
                                                                   Accumulation Accumulation    Units
                                                      For the Year  Unit Value   Unit Value  Outstanding
                                                         Ending    at Beginning    at End      at End
Sub Accounts                                          December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
                                                          2002       $10.000       $8.133       12,359
                                                          2003        $8.133      $10.199      106,750
                                                          2004       $10.199      $11.431      238,529
                                                          2005       $11.431      $12.319      277,577
                                                          2006       $12.319      $14.033      291,195
                                                          2007       $14.033      $14.129      213,247
                                                          2008       $14.129       $9.407      187,559
--------------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class I (4)
                                                          2004       $10.000      $11.290      220,091
                                                          2005       $11.290      $12.455      280,918
                                                          2006       $12.455      $14.765      311,438
                                                          2007       $14.765      $15.638      269,763
                                                          2008       $15.638       $9.017      244,967
--------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
                                                          2005       $10.000      $11.435      177,119
                                                          2006       $11.435      $12.876      174,427
                                                          2007       $12.876      $15.468      167,923
                                                          2008       $15.468       $8.453      150,363
--------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
                                                          2005       $10.000      $10.996      449,486
                                                          2006       $10.996      $12.120      420,788
                                                          2007       $12.120      $12.692      391,679
                                                          2008       $12.692       $7.467      344,261
--------------------------------------------------------------------------------------------------------
Janus Aspen International Growth--Service Shares
                                                          2008       $10.000       $7.225       81,678

* The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock--Service Shares Sub-Account, LSA Balanced, Oppenheimer Main Street Small Cap/VA--Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged)--Administrative Shares Sub-Account, PIMCO VIT Total Return--Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT OpCap Small Cap Sub-Account, Putnam VT International Growth and Income--Class IB Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Growth and Income, Class II Sub-Account which were first offered under the Contracts on May 1, 2002; the AIM V.I. Basic Value--Series I Sub- Account, Legg Mason Partners Variable Investors--Class I Sub-Account, UIF U.S. Mid Cap Value, Class I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced--Class A Sub-Account which was first offered under the Contracts on April 29, 2005. Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

  Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio--I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

  Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

  A brief explanation of how performance of the Sub-Accounts are calculated may be found in the Statement of Additional Information.

                               71     PROSPECTUS

APPENDIX B
--------------------------------------------------------------------------------

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

           Purchase Payment:                $40,000.00
           ---------------------------------------------------------
           Guarantee Period:                5 Years
           ---------------------------------------------------------
           Guaranteed Interest Rate:        5% Annual Effective Rate
           ---------------------------------------------------------
           5-year Treasury Rate at Time of
           Purchase Payment:                6%
           ---------------------------------------------------------

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

   (a) the greater of:

   . earnings not previously withdrawn; or

   . 15% of your total Purchase Payments in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

   .9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

Example of a Downward Market Value Adjustment

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

   $ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $38,832.00 = $42,000.00-$648.00 - $2,520.00

                               72     PROSPECTUS

Example of an Upward Market Value Adjustment

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

   $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $40,128.00 = $42,000.00 + $648.00 - $2,520.00

Example of a Partial Withdrawal

If you request a partial withdrawal from a Guarantee Period, we can either
(1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

                Let:   AW =   the total amount to be withdrawn
                                from your Contract Value
                      MVA =   Market Value Adjustment
                       WC =   Withdrawal Charge
                      AW' =   amount subject to Market Value
                                Adjustment and Withdrawal
                                Charge
                Then   AW -   $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW
- $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC -
MVA.

                 MVA. =   - .018 X AW'
                 WC.. =   .07 X AW'
                 WC.. -   MVA = .088AW'
                 AW'. -   $14,000.00 = .088AW'
                 AW'. =   $14,000.00 / (1 - .088) = $15,350.88
                 MVA. =   - .018 X $15,350.88 = - $276.32
                 WC.. =   .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

                 AW'  =   amount that MVA & WC are applied to
                      =   amount withdrawn in excess of Free
                            Amount = $20,000.00 - $6,000.00 =
                            $14,000.00
                 MVA  =   - .018 X $14,000.00 = - $252.00
                 WC   =   .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

Example of Free Withdrawal Amount

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                               73     PROSPECTUS

LBL3055-7

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